Exhibit 99.1

CONFIDENTIAL Investor P r e s e ntat io n October 2022 NASDAQ: SGBX

Safe Harbor

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management's expectations and assumptions as of the date of this presentation and include statements regarding the Company's market opportunities, SG Echo, Waldron anticipated in Q1 2023 and SGB Development Corp.'s construction and development pipeline. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this presentation. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company's ability to complete its projects as scheduled, the Company's ability to expand within its various verticals, the Company's ability to position itself for future profitability, the Company's ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this presentation is provided only as of the date of this presentation, and we undertake no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

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In 2017, SG Blocks received the first approval in construction history from the International Code Council (ICC) for the reuse of a material for the purposes of code compliant construction. The material approved was t he intermodal shipping container for which we received an ESR number which adorns each modified and finished unit. 3 SG Blocks is a NASDAQ listed designer, manufacturer and developer of modular structures that uses modular processes to reduce a project’s embodied energy from design to completion. Our Company has a disruptive business model in large verticals including real property development, domestic manufacturing and point of care medical testing and treatment. We focus on technologies and sectors where domestic need is strong and that the existing solutions are not safe, green nor cost eﬀective. We have vertically integrated, so we capture revenue from concept all the way into operations and asset disposal. Executive Summary sgblocks

Board of Directors



PAUL GALVIN

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Paul M. Galvin was appointed as a director and the Company's CEO upon consummation of the reverse merger among CDSI Holdings Inc., CDSI Merger Sub, Inc., the Company, and certain stockholders of the Company on November 4, 2011. Mr. Galvin is a founder of SG Blocks, LLC, the predecessor entity of the Company. He has served as the CEO of the Company since April 2009 and as a director of the Company since January 2007. Mr. Galvin has been a managing member of TAG Partners, LLC ("TAG"), an investment partnership formed for the purpose of investing in the Company since October 2007. Mr. Galvin brings over 30 years of experience developing and managing real estate, including residential condominiums, luxury sales, and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing, and child survival, where he served for over a decade in a leadership position.



CHRISTOPHER MELTON

DIRECTOR

Christopher Melton was appointed as a director of the Company upon consummation of the Merger on November 4, 2011. Mr. Melton is a licensed real estate salesperson in the State of South Carolina and until June 2019 was a principal of Callegro Investments, LLC, a specialist land investor investing in the southeastern U.S., which he founded in 2012.



YANIV BULMFELD

DIRECTOR

Yaniv Blumenfeld joined the Board of Directors in April 2018. He founded Glacier Global Partners LLC in 2009 and is responsible for its strategic direction, overseeing its investments and day-to-day management, including origination, underwriting, closing, investor relations, and asset management functions.
Mr.Blumenfeld has over 20 years of real estate experience, 13 years of which have been with leading Wall Street firms, where he was responsible for structuring, underwriting, pricing, securitizing, and syndicating over $16 billion of commercial real estate loans and equity transactions

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Board of Directors (cont.)



DAVID VILLAREAL

DIRECTOR

David Villarreal was appointed as a director of the Company on May 28, 2021. Mr. Villarreal's career spans over 40 years in various management, business, and leadership capacities, beginning in 1977 when he served as Deputy Mayor and Senior Deputy Economic Development Advisor, under Mayor Tom Bradley in the City of Los Angeles. He has served since August 2014 as the Chief Administrative Officer of Affinity Partnerships, LLC, a Costco national mortgage services platform provider, with annual closed loan production of $6+ billion through a network of ten national mortgage lenders. From March 2011 to August 2014, he served as the President, Corporate Business Development, of Prime Source Mortgage, Inc. From September 2008 to September 2012, he served as a Consultant to the International Brotherhood of Teamsters.



JOSEPH SAFINA

DIRECTOR

Joseph Safina was appointed as a director of the Company on May 28, 2021. Mr. Safina is a serial entrepreneur with over thirty years of experience in investment banking working with public and privately held small to mid-cap companies. Since 1997, Mr. Safina has been the principal of Safina Capital, an "all-stage" investment firm which offers its portfolio companies investment capital, strategic insight, global relationships, and operational support. He has been instrumental in helping his clients with large-scale fund-raising, merger & acquisitions, business development, marketing, and financial management.

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Market Opportunities $230B Commercial Construction $85B Global Modular $11B US P o i n t o f C a r e D i a gn o s t i c Market (2024) $213B Expected Investment into Multifamily in 2022 6

Segment Overview

sgblocks

SG Blocks, Inc.

NASDAQ: SGBX

Manufacturing Segment

$6.8M Revenue (FY 2021)

$4.5M Revenue (FY 2020)

Leading design and construction of a wide variety of modular structures

- All of our structures are built in our own factories in the USA
- Plans to develop several manufacturing locations in the next few years
- Servicing 3rd Party Clientele as well as our Development and Medical segments

Medical Segment

$31.6M Revenue (FY 2021)

$4.2M Revenue (FY 2020)

Turnkey solutions to medical testing and treatment

- Building – from concept to installation
- Testing – full suite from PCR to diagnostic
- Services – Everything from MRI to dental units

SGB DevCorp

$56.4M Combined Assessed Value

$8.0M Combined Purchase Price

Wholly-owned subsidiary for real estate development utilizing SGBX's technology

- Develops, co-develops, builds and finances single and multi-family homes
- Pipeline of $765 million and ~4,200 units
- Keeping factories at near 100% capacity
- Affording manufacturing income, visibility, project fees and asset sales

Environmental Segment

A sustainable medical and waste management solution

- Waste is collected at point of generation in the given container
- Waste is transported / treated in the same container
- Low-volume unrecognizable waste is ready for safe disposal

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CONFIDENTIAL Our Past Clients and Partners 8

Benefits of Modular and Container based Construction STRONG Modules are STRONG, resilient, maritime - grade structures Engineered to self - center and lock into place when stacked Factory produced modules provide greater quality of construction FAST Builders save time and money and deliver a structure Faster to an end - user Containers are already "squared" which eliminates significant time in the construction process. Modules are produced when site - work occurs, saving around 50% on total construction time GREEN Repurposed containers greatly o ﬀ set a development’s carbon footprint, reducing resource use Modular construction allows for energy savings and more e ﬃ cient waste management than traditional construction First recycled shipping containers approved by ICC Manufacturing Segment 9

SG Product line

GREENSTEEL

GreenSteel is the structural core and shell of an SG Blocks modified container. The units are can be finished in the factory or by a local GC on-site.



"WHITEBOX" MODULAR

WhiteBox designates the shell of a purpose-built module. In addition, units can be partially finished at the facility with the balance to be completed by a local GC.



FINISHED MODULAR

SG Blocks delivers an outfitted product where final units are assembled on site and complete all trim outs and closure pieces so it is ready to occupy.


FEED
THE

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SG ECHO Modular Factory SG Echo is a container modifier and modular manufacturer in Durant, Oklahoma that serves as the headquarters for SG Blocks manufacturing. The facility specializes in the design and construction of permanent modular and temporary modular products. SG Blocks has also acquired two additional facilities in the Durant, Oklahoma area to further advance a multi - phased plan to rapidly develop the SG Echo manufacturing in our commitment to the Durant community. 11

SG ECHO, WALDRON 12 (Anticipated Q1 2023)

sgblocks

U.S. Based Manufacturing

SG Echo Manufacturing Locations

- Echo (HQ) OK
- Waldron, OK (2022)
- McLean, OK (2023)
- St. Marys, GA (2024)

SGB DevCorp Projects

- Lago Vista*
- Cumberland Inlet, GA
- McLean, OK
- Norman Berry, GA

3rd Party Commercial Sales

- Hospitality
- Temporary Structures
- Quick Service Restaurants
- Military

Medical and Environmental Services

- Clarity Mobile Lab @LAX
- Sanitec Modular Medical Waste Disposal

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Commitment to ESG

SG Blocks is committed to delivering environmentally appropriate products and services that reduce waste, increase efficiency and reduce barriers for working class and underserved populations

ENVIRONMENTAL

Recycled Materials	LEED Certifiable	Modular Efficiency	Earthquake/Hurricane Resistant	Point of Care Diagnostic Testing

SOCIAL

Low-cost homes	Low Carbon Footprint	Point of Care Medicine	Helps the sickest and most vulnerable	Early Detection saves lives

GOVERNANCE

Tax transparency	Ethical business approach	No data sharing	No spam	Publicly Traded	Independent Board of Directors	Audit Committee	Compensation Committee	Corporate Governance Committee

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S G M e di c al S olution s SG Blocks oﬀers a turnkey solution to medical testing and treatment. We customize service and delivery mechanisms for any unique need. BUILDING Concept Designs, Full A&E Services, Fabrication Documents, Manufacturing, and Installation TESTING PCR, Antigen, Antibody, Drug/Employment Screenings, Diabetes, Cancer, and General Diagnostic SERVICES Sample Collection and Processing Units, Examination Rooms, X - ray and MRI Rooms, Operating Rooms, Dental Clinics, Ophthalmology Suites, Specialty Units, Large Employer and University Wellness Centers, Disaster Preparedness, Rural and Urban Healthcare 15

Clarity Lab Solutions Clarity selected SG Blocks for its modular technology to accelerate speed of deployment and redeployment into underserved hot spots of labs certified under the Clinical Laboratory Improvement Amendments of 1988 (CLIA) that require high connectivity. The cost of transporting diagnostic testing samples is high and to meet the high volume of underserved areas, Clarity required CLIA - certified labs that could be deployed at the point of collection . SG Blocks’ D - tec Suite is being utilized for the modular CLIA Labs and are designed to meet the urgent global demand for safe and easily deployable medical response situations. This deployable technology line (or D - tec) oﬀers a uniquely eﬃcient environment for testing collection and onsite deployable laboratory analysis. 16

SGB Development Corp SGB Development Corporation (“SGB DevCo”) is the real estate development arm of SG Blocks, Inc. that was formed in Q1 2021. Our strategy is to build strong, innovative and green single or multifamily projects in underserved regions nationally. SGB DevCo targets moderate to higher priced developments depending on the needs of the targeted site. The developments will be constructed using modules built in one of our vertically integrated factories, operated by SG Echo. In addition to these development projects, the Company plans to build additional strategically placed manufacturing facilities to support our current pipeline of over 4,200 units. 17 sgblocks

Development Pipeline

Total Construction and Development Pipeline
Valued at >$765 Million, includes 4,200 units*


Monticello, NY
187 Unit Multi-Family Residential
*Future Project
Manufacturing Facility
Residential Development
SG Mclean, OK*
Manufacturing Facility,
350 Unit Multi-family Residential
SG Echo, OK
Manufacturing Facility
Norman Berry, GA*
132 Unit Multi-Family Residential
Cumberland Inlet, GA*
3500 Unit Mixed-Use Residential
Lago Vista, TX
174 Unit Entitled Land for Sale
Waldron, OK
Manufacturing Facility
SG St Mary's, GA*
Manufacturing Facility

* As of March 31, 2022

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Third Party C o mm e r c ial Projects Meeting the needs of industry leaders in the commercial space U S M ilitar y (GITMO) MoLiving – Luxury Ho s pi t al i t y StreetFoods – Unique A I F I – A I P o w e r e d Retail Stores Quick Service R e s t au r an t 19

Revenue Growth Capitalizing on the opportunity for growth within the medical segment during COVID - 19, the Company emerges as more diversified from a revenue perspective and will be able to capitalize on new point - of - care projects to further penetrate the medical market and continue to grow its construction segment 2019 2020 2021 $38,341,702 $8,755,623 $2,984,835 20

CONFIDENTIA L Summarized Balance Sheet DEBT AS OF 6.30.22 SHO RT TER M N OT E $1,997,843 L O NG TERM N O TE $750,000 L E A S E LIABILITY $2,310,017 EQUITY AS OF 6.30.22 C O MM O N S HARES O USTANDING 12,050,206 RESTRICTED STOCK (UNVESTED) 757,450 OPTIONS OUTSTANDING 36,436 W ARRANTS O U TS TANDING 2,025,520 21 CASH AND CASH EQUIVALENTS* AS OF 6.30.22 CASH $2,428,211 R ESTRICTE D CASH $4,000,000 *Does not include sale of Lago Vista property.

Thank You 22